Exhibit 99.1

FOR IMMEDIATE RELEASE	4714 Gettysburg Road Mechanicsburg, PA 17055 NYSE Symbol: SEM

Select Medical Holdings Corporation Announces Pricing of Offering of 6.250% Senior Notes due 2032 by Select Medical Corporation

MECHANICSBURG, PENNSYLVANIA – November 18, 2024 – Select Medical Holdings Corporation (“Holdings”) (NYSE: SEM), today announced that Select Medical Corporation, a wholly-owned subsidiary of Holdings (“Select”), has priced a private offering (the “Offering”) of $550.0 million in aggregate principal amount of its 6.250% senior notes due 2032 (the “notes”). The Offering is expected to close on December 3, 2024, subject to the satisfaction of customary closing conditions. The notes will be senior unsecured obligations of Select and will be guaranteed by certain of Select’s existing and future domestic subsidiaries.

Concurrently with the consummation of the Offering, Select intends to amend its existing senior secured credit agreement to, among other things, establish a new incremental term loan which will refinance Select’s existing term loans, extend the maturity date of Select’s existing revolving credit facility and provide for an incremental revolving commitment.

Select intends to use the net proceeds of the Offering, together with the proceeds from the proposed new incremental term loan and cash on hand, to repay in full the term loans currently outstanding under Select’s existing senior secured credit agreement, to redeem all of Select’s outstanding 6.250% senior notes due 2026 and to pay fees and expenses related to the foregoing.

The notes and related guarantees have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Accordingly, the notes and related guarantees are being offered and sold only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and to certain non “U.S. persons” in transactions outside the United States in compliance with Regulation S under the Securities Act.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of, the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. Any offer of the notes will be made only by means of a private offering memorandum. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act. This press release shall not constitute a notice of redemption with respect to the 6.250% senior notes due 2026.

Cautionary Statement Regarding Forward-Looking Statements

This release contains forward-looking statements. Forward-looking statements use words such as “expect,” “anticipate,” “outlook,” “intend,” “plan,” “confident,” “believe,” “will,” “should,” “would,” “potential,” “positioning,” “proposed,” “planned,” “objective,” “likely,” “could,” “may,” and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. Statements that describe or relate to Holdings’ plans, goals, intentions, strategies, financial outlook, Holdings’ expectations regarding the aggregate principal amount of the notes to be sold or the intended use of proceeds from the offering of the notes, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of the Holdings’ control. Forward-looking statements are not guarantees of future performance and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements. Additional information concerning these and other factors can be found in Holdings’ filings with the U.S. Securities and Exchange Commission, including Holdings’ most recent annual report on Form 10-K, most recent quarterly report on Form 10-Q and current reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made. Holdings does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor inquiries:

Joel T. Veit

Senior Vice President and Treasurer

717-972-1100

ir@selectmedicalcorp.com

SOURCE: Select Medical Holdings Corporation